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                                                                     Exhibit 3.4

                           AMENDMENT TO AMENDED AND
                                RESTATED BYLAWS

    Article VII of the amended and restated by-laws of Primus Telecommunications Group, Incorporated is hereby deleted in its entirety and the words "Intentionally Omitted" are hereby inserted in its place.